UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
              Date of Report (Date of Earliest Event Reported):
                              November 21, 2011

                     FIRST MID-ILLINOIS BANCSHARES, INC.
           (Exact Name of Registrant as Specified in its Charter)

             Delaware              0-13368         37-1103704
   (State of Other Jurisdiction  (Commission      (IRS Employer
        of Incorporation)        File Number)   Identification No.)

             1421 CHARLESTON AVENUE
                  MATTOON, IL                     61938
   (Address of Principal Executive Offices)     (Zip Code)

                               (217) 234-7454
            (Registrant's Telephone Number, including Area Code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))







   ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
                  OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        On February 11, 2011, First Mid-Illinois Bancshares, Inc. (the "Company") filed a Current Report on Form 8-K to report that the Company had accepted from certain accredited investors, including directors, executive officers and certain major customers and holders of the Company's common stock (collectively, the "Investors"), subscriptions for the purchase of $27,500,000, in the aggregate, of a newly authorized series of preferred stock designated as Series C 8% Non-Cumulative Perpetual Convertible Preferred Stock (the "Series C Preferred Stock") of the Company. As of May 13, 2011, $19,250,000 of the Series C Preferred Stock had been issued and sold by the Company to certain Investors. The remaining Investors that have not yet been issued the Series C Preferred Stock are (a) individuals who are members of the Lumpkin family, including Benjamin I. Lumpkin, a director of the Company, and (b) entities controlled by, and trusts created for the benefit of, individuals who are members of the Lumpkin family (collectively, the "Remaining Investors"). The Company has previously accepted from the Remaining Investors subscriptions for $8,250,000 of the Series C Preferred Stock pursuant to their respective subscription agreements. The Remaining Investors have not yet been issued the Series C Preferred Stock subscribed for because of unanticipated delays in applying for and obtaining the approval of the Federal Reserve Board, which the Remaining Investors must secure to be issued their shares of Series C Preferred Stock.

        Pursuant to the terms of the Series C Preferred Stock, the Series C Preferred Stock is both redeemable and mandatorily convertible at the Company's discretion into common stock of the Company, subject to certain conditions being met, no earlier than 60 months following the date on which a majority of the Series C Preferred Stock has been issued. The date on which a majority of the Series C Preferred Stock became issued was May 13, 2011 (the "Majority Issuance Date"). As a result of the Remaining Investors not being issued their subscribed for shares of Series C Preferred Stock by the Majority Issuance Date, it is possible that, if certain conditions are met, the Company could redeem or mandatorily convert the Series C Preferred Stock into common stock of the Company prior to the Remaining Investors holding their subscribed shares of Series C Preferred Stock for 60 months, thus resulting in the Remaining Investors receiving less than 60 months of 8% dividends on the Series C Preferred Stock subscribed for.

        The disinterested members of the Board of Directors of the Company, which does not include Benjamin I. Lumpkin and Steve L. Grissom, have approved and authorized, and the Remaining Investors have agreed to, certain amendments to the subscription agreements for the Remaining Investors resulting in the release to the Company of the funds escrowed by the Remaining Investors for their subscribed shares of the Series C Preferred Stock and, in lieu thereof, the issuance by the Company of short-term unsecured promissory notes to the Remaining Investors (the "Notes"). On November 21, 2011, the Company and the Remaining Investors agreed to the release of the escrowed funds in exchange for the Notes, which are dated November 21, 2011. The Notes collectively have an aggregate principal amount of $8,250,000 and each have an 8% annual interest rate. Each Note also contains a prepayment provision applicable when approval from the Federal Reserve Board is received to allow a Remaining Investor to purchase the shares of Series C Preferred Stock originally subscribed for such that the Remaining Investor may use the funds represented by the Notes to purchase the subscribed for shares of the Series C Preferred Stock. Additionally, if the Company experiences an Event of Default as defined in the Note, such as becoming insolvent or generally failing to pay its debts as they become due, then a Remaining Investor may, at his, her or its option, declare the entire unpaid amount of the Note immediately due and payable, without presentment, demand, portents or notice of any kind, and the Remaining Investor shall be entitled to recover from the Company all costs and expenses, including reasonable attorneys' fees and disbursements and court costs, incurred in enforcing the Remaining Investor's rights under the Note.

        A copy of the form of the Note between the Company and each Remaining Investor is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

   ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

   (d)  Exhibits.

                  4.1  Form of Promissory Note







                                  SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FIRST MID-ILLINOIS BANCSHARES, INC.





   Dated:  November 21, 2011          /s/ William S. Rowland
                                      ----------------------------------

                                      William S. Rowland
                                      Chairman and Chief Executive
                                      Officer







                                EXHIBIT INDEX

                  4.1  Form of Promissory Note